Exhibit 10(d)

AMENDMENT TO THE EMPLOYMENT AGREEMENT BETWEEN

SIGMA-ALDRICH CORPORATION AND JAI NAGARKATTI

WHEREAS, the Sigma-Aldrich Corporation (“Company”) and Jai Nagarkatti (“Chief Executive Officer”) previously entered into an employment agreement (“Agreement”) effective as of January 1, 2006; and

WHEREAS, the Company and Chief Executive Officer retained the right to amend the Agreement in Section 3.10 thereof;

WHEREAS, the Plan has been administered in good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Code Section 409A”); and

WHEREAS, the Company and Chief Executive Officer desire to amend the Agreement, effective December 31, 2008, to reflect documentary compliance with Code Section 409A.

NOW, THEREFORE, in consideration of the foregoing, the Company and Chief Executive Officer hereby agree to amend the Agreement, effective December 31, 2008, as follows:

1. Section 1.1(i) is deleted in its entirety and replaced with the following:

“(i) “Good Reason” when used with reference to a voluntary termination by Executive from his employment with Company, shall mean (i) a material reduction in Executive’s base salary as in effect on the date hereof, or as the same may be increased from time to time, during the Employment Period; or (ii) a material reduction in the Executive’s authorities, duties, or responsibilities during the Employment Period; or notice of termination.”

2. Section 2.4(c)(iii) is deleted in its entirety and replaced with the following:

“(iii) In the event that the Executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance issued thereunder for purposes of any severance pay payment under this subsection (c), such severance payments shall begin on the first payroll date that is more than six months following the date of separation from service, but only to the extent that such payments do not satisfy either the short term deferral exception to Code Section 409A described in 26 CFR §1.409A-1(b)(4) (“Short Term Deferral Exception”) or to the extent such payments do not satisfy the Short Term Deferral Exception, the involuntary termination exception to Code Section 409A described in 26 CFR §1.409A-1(b)(9). At all times, the right to all such installment payments made under this subsection (c) shall be treated as the right to a series of separate payments within the meaning of 26 CFR §1.409A-2(b)(2)(iii).”

3. The last sentence of Section 2.4(d) is deleted in its entirety and replaced with the following:

“Good Reason will only exist if the Executive provides the Company with written notice of Good Reason within a period not to exceed 90 days after the initial existence of the condition alleged to give rise to Good Reason, the Company fails to remedy the condition within 30 days of such notice, and such Good Reason termination is within two years following the initial existence of one or more conditions giving rise to Good Reason. In the event that the Executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance issued thereunder for purposes of any severance pay payment under this subsection (c), such severance payments shall begin on the first payroll date that is more than six months following the date of separation from service, but only to the extent that such payments do not satisfy either the short term deferral exception to Code Section 409A described in 26 CFR §1.409A-1(b)(4) (“Short Term Deferral Exception”) or to the extent such payments do not satisfy the Short Term Deferral Exception, the involuntary termination exception to Code Section 409A described in 26 CFR §1.409A-1(b)(9). At all times, the right to all such installment payments made under this subsection (d) shall be treated as the right to a series of separate payments within the meaning of 26 CFR §1.409A-2(b)(2)(iii).”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement this 30th day of December, 2008.

SIGMA-ALDRICH CORPORATION

By:	/s/ Richard A. Keffer
Name:	Richard A. Keffer
Title:	Secretary

Chief Executive Officer

/s/ Jai Nagarkatti
Jai Nagarkatti